UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2010
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 510, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

American Spectrum Realty, Inc. (“the Company”) held its annual meeting of stockholders on May 12, 2010.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect five directors to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, and (ii) to ratify the selection of Hein & Associates LLP, as the Company’s independent auditors for the fiscal year ended December 31, 2010.   The results of the voting are as follows:

(i) Election of directors:

Name of	Number of	Number of	Number of
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Timothy R. Brown	684,279	9,344	558,837
William J. Carden	684,142	9,481	558,837
John N. Galardi	684,123	9,500	558,837
William W. Geary, Jr.	693,436	187	558,837
Presley E. Werlein, III	692,836	787	558,837

(ii) Ratify the selection of Hein & Associates LLP as independent auditors:

Number of	Number of	Number of	Number of
Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,171,982	130	88	80,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:		/s/ William J. Carden
			Name:	William J. Carden
			Title:	Chairman of the Board, President
and Chief Executive Officer

Date:	May 14, 2010